UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 2, 2009 (June 26, 2009)
WRIGHT EXPRESS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32426	01-0526993

(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

97 Darling Avenue, South Portland, ME	04106

Address of principal executive offices	Zip Code
Registrant’s telephone number, including area code (207) 773-8171

(Former name or former address if changes since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
Ex-10.1 - Tax Receivable Prepayment Agreement dated June 26, 2009
Ex-10.2 - Ratification Agreement dated June 26, 2009
Ex-99.1 - Press release of Wright Express Corporation date June 29, 2009

Item 1.01 Entry into a Material Definitive Agreement.
     On June 26, 2009, Wright Express Corporation (“Wright Express”) entered into a Tax Receivable Prepayment Agreement (the “Prepayment Agreement”) with Realogy Corporation (“Realogy”), pursuant to which Wright Express simultaneously paid Realogy the sum of $51 million, less expenses of approximately $2 million, as prepayment in full of Wright Express’ remaining contingent obligations to Realogy under Article III of the Tax Receivable Agreement, dated February 22, 2005, among Wright Express, Cendant Corporation (now known as Avis Budget Group, Inc.) (“Cendant”) and Cendant Mobility Services Corporation (now known as Cartus Corporation) (the “2005 Tax Receivable Agreement”). Wright Express’ characterization of the prepayment will be consistent with prior payments under the 2005 Tax Receivable Agreement.
     As previously disclosed, Cendant and Wright Express had entered into the 2005 Tax Receivable Agreement in connection with Cendant’s disposition of the Wright Express business in an initial public offering in February 2005. As a result of the initial public offering, the tax basis of Wright Express’ tangible and intangible assets increased to their fair market value. Pursuant to the 2005 Tax Receivable Agreement, Wright Express had agreed to pay Cendant 85% of the tax savings related to the increased tax basis of the assets and their related recovery periods. The actual amount of payments, if any, and the timing of receipt of any payments were variable, depending upon a number of factors, including whether Wright Express earned sufficient taxable income to realize the full tax benefit of the tax deduction related to these assets. Pursuant to the Separation and Distribution Agreement dated as of July 27, 2006 (the “Separation Agreement”), by and among Cendant, Realogy, Wyndham Worldwide Corporation (“Wyndham”) and Travelport Inc., Realogy acquired from Cendant the right to receive 62.5% of the payments by Wright Express to Cendant under the 2005 Tax Receivable Agreement and assumed 62.5% of the liabilities and obligations of Cendant to Wright Express under the 2005 Tax Receivable Agreement.
     In connection with the Prepayment Agreement, Wright Express entered into a Ratification Agreement on June 26, 2009 (the “Ratification Agreement”) with Cendant, Realogy and Wyndham, pursuant to which (i) Cendant, Realogy and Wyndham ratified the acquisition of rights and assumption of liabilities and obligations under the 2005 Tax Receivable Agreement that took place pursuant to the Separation Agreement and (ii) Wright Express and Wyndham amended the 2005 Tax Receivable Agreement to ensure that future payments by Wright Express to Wyndham under the 2005 Tax Receivable Agreement are not affected by the transactions effected under the Prepayment Agreement.
     Also in connection with the Prepayment Agreement, funds affiliated with Apollo Investment Fund VI executed a guarantee on June 26, 2009, in favor of Wright Express, of certain of Realogy’s indemnification obligations under the Prepayment Agreement which will be covered under certain circumstances.
     The Prepayment Agreement and the Ratification Agreement are filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference into this Item 1.01.
Item 8.01 Other Events.
     On June 29, 2009, Wright Express issued a press release entitled “Wright Express Reduces Obligations to Pay Tax Receivable Liability.” A copy of the press release is furnished as Exhibit 99.1 and is incorporated by reference into this Item 8.01.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit No.	Description

10.1	Tax Receivable Prepayment Agreement dated June 26, 2009 by and between Wright Express Corporation and Realogy Corporation

10.2	Ratification Agreement dated June 26, 2009 by and among Wright Express Corporation, Realogy Corporation, Wyndham Worldwide Corporation and Avis Budget Group, Inc.

99.1	Press release of Wright Express Corporation dated June 29, 2009

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRIGHT EXPRESS CORPORATION
Date: July 2, 2009	By:	/s/ Melissa D. Smith
Melissa D. Smith
CFO and Executive Vice President, Finance and Operations (principal financial officer)

WRIGHT EXPRESS CORPORATION
CURRENT REPORT ON FORM 8-K
Report Dated July 2, 2009
EXHIBIT INDEX

Exhibit No.	Description

10.1	Tax Receivable Prepayment Agreement dated June 26, 2009 by and between Wright Express Corporation and Realogy Corporation

10.2	Ratification Agreement dated June 26, 2009 by and among Wright Express Corporation, Realogy Corporation, Wyndham Worldwide Corporation and Avis Budget Group, Inc.

99.1	Press release of Wright Express Corporation dated June 29, 2009